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                                                                   EXHIBIT 23(a)



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No 1 to Registration Statement on Form S-3 of our report dated January 18, 1996, which appears on page 31 of the 1995 Annual Report to Shareholders of Carnival Corporation, which is incorporated by reference in Carnival Corporation's Annual Report on Form 10-K for the year end ed November 30, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



Price Waterhouse LLP
Miami, Florida
October 16, 1996